Exhibit 99.1

      2016 INVESTOR BRIEFING Results through SEPTEMBER 30, 2016

     2  FORWARD LOOKING STATEMENTS  The information presented herein contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 regarding Access National Corporation’s (“Access”) and Middleburg Financial Corporation’s (“Middleburg”) expectations or predictions of future financial or business performance or conditions. Forward-looking statements may be identified by words such as “may,” “could,” “will,” “expect,” “believe,” “anticipate,” “forecast,” “intend,” “plan,” “prospects,” “estimate,” “potential,” or by variations of such words or by similar expressions. These forward-looking statements are subject to numerous assumptions, risks and uncertainties which change over time. Forward-looking statements in this communication may include, but are not limited to, statements about project impacts of and financial results generated by the transaction. Forward-looking statements speak only as of the date they are made and Access and Middleburg assume no duty to update forward-looking statements.In addition to factors previously disclosed in Access’s and Middleburg’s reports filed with the Securities and Exchange Commission and those identified elsewhere in this communication, the following factors, among others, could cause actual results to differ materially from the results expressed in or implied by forward-looking statements and historical performance: ability to obtain regulatory approvals and meet other closing conditions to the transaction; delays in closing the transaction; changes in asset quality and credit risk; changes in interest rates and capital markets; the introduction, timing and success of business initiatives; competitive conditions; and the inability to recognize cost savings or revenues or to implement integration plans associated with the transaction. Annualized, pro forma, projected, and estimated numbers are used for illustrative purposes only, may not reflect actual results and may not be relied upon.

     3  ADDITIONAL INFORMATION  Additional Information About the Proposed Transaction and Where to Find It Investors are urged to review carefully and consider all public filings by Access and Middleburg with the Securities and Exchange Commission (the “SEC”), including but not limited to their Annual Reports on Form 10-K, their proxy statements, their Quarterly Reports on Form 10-Q, and their Current Reports on Form 8-K. The documents filed with the SEC may be obtained free of charge at the SEC’s website at www.sec.gov. The documents filed by Access with the SEC may also be obtained free of charge at Access’s website at www.accessnationalbank.com or by requesting them in writing to Access National Corporation, 1800 Robert Fulton Drive, Suite 300, Reston, VA 20191, Attention: Investor Relations. The documents filed by Middleburg with the SEC may also be obtained free of charge at Middleburg’s website at www.middleburgbank.com or by requesting them in writing to Middleburg Financial Corporation, 111 West Washington Street, Middleburg, Virginia 20117, Attention: Investor Relations. In connection with the proposed transaction, Access intends to file a registration statement on Form S-4 with the SEC which will include a joint proxy statement of Access and Middleburg and a prospectus of Access. A definitive joint proxy statement/prospectus will be sent to the shareholders of each company seeking the required shareholder approvals. Before making any voting or investment decision, investors and security holders of Access and Middleburg are urged to read carefully the entire registration statement and joint proxy statement/prospectus when they become available, including any amendments thereto, because they will contain important information about the proposed transaction. Free copies of these documents may be obtained as described above.Access, Middleburg and certain of their directors and executive officers may be deemed participants in the solicitation of proxies from Access and Middleburg shareholders in connection with the proposed transaction. Information about the directors and officers of Access and their ownership of Access common stock is set forth in the definitive proxy statement for Access’s 2016 annual meeting of shareholders, as previously filed with the SEC on April 18, 2016. Information about the directors and officers of Middleburg and their ownership of Middleburg common stock is set forth in the definitive proxy statement for Middleburg’s 2016 annual meeting of shareholders, as previously filed with the SEC on April 12, 2016. Investors may obtain additional information regarding the interests of such participants by reading the registration statement and the joint proxy statement/prospectus when they become available. Free copies of these documents may be obtained as described above.

ACCESS NATIONAL BANK: INVESTMENT CASE SUMMARY

ANCX NASDAQ LISTED

- Business bank 16 years — $1.4B assets — focused plan
- Best banking market in the country
- Invested and stable leadership
- Exceptional financial performance record
- Diversified earnings stream
- Attractive dividend yield
- Consistent growth in Tangible Book Value
- Capital available for growth, acquisitions, dividends
- Smart M&A can generate meaningful up-side
  - ***Strategic partnership with MBRG announced October 24, 2016***


M&A

4

Access National Corporation

     5  STRATEGIC PLAN: MISSION AND VALUES  MISSION STATEMENT:Our mission is to provide on-target and superior financial solutions to the clients that we serve. All of our endeavors must enrich the interests of our clients, shareholders, associates and communities. CORE VALUES: Innovation Integrity Efficiency Tailored Service Opportunity

STRATEGIC PLAN: VISION

ANCX NASDAQ LISTED

We are "The CEO's Best Friend"

We provide:

- Capital — Debt and/or Equity
- A Trusted Advisor
- Personalized Service
- Private Banking (Wealth Management, Mortgage Banking)
- Cash Flow/Funds Management
- Risk Management
- Access to Financial Information
- Employee Benefits
- Community Involvement and Awareness



The MBRG strategic partnership strengthens the capacity to deliver.

6

Access National Corporation

BUSINESS BANKING

ANCX NASDAQ LISTED

Priority Industry Segments

Target $1-100MM Revenue Operating Cos

- Accounting Services
- Community Associations
- Financial Planning Services
- Government Contracting
- Healthcare Industries
  - Dental Practices
  - Medical Practices
  - Veterinary Practices
- Legal Services
- Nonprofits/Trade Associations
- PACs & Political Organizations
- Real Estate Services
- Staffing Services
- Title Companies


target customers

7

Access National Corporation

EXPERIENCED LEADERSHIP: ALIGNED AND STABLE

ANCX NASDAQ LISTED

- Core energetic leadership team since 1990
- Among the most experienced management in our market
- Significant insider banking relationships
- Board and Executive Officers are aligned
  - Majority of insiders purchase stock regularly
  - Executive Officers & Directors hold ~ 24% of our common stock
- Employment contracts contain ownership covenants
- 80% of our bank employees are shareholders
  - Employees invest in ANCX through 401(k) and Dividend Reinvestment + Stock Purchase Plan


SUCCESS
BUSINESS
Leadership
SERVICE

8

Access National Corporation

    Director Director Position/ Occupation Business/Industry Since SharesMichael G. Anzilotti Retired Bank CEO VA Commerce, 1st VA 2014 25,000J. Randolph Babbitt SVP, Labor Relations Southwest Airlines 2012 130,000Michael W. Clarke CEO Access National Bank 1999 787,000 John (Skip) Edgemond Owner Greenworks 1999 99,000 Martin S. Friedman Chief Executive FJ Capital Mgmt 2009 52,000 Thomas M. Kody Owner, Kody Holdings Retail Sales, Service 1999 725,000Robert C. Shoemaker Chief Banking Officer Access National Bank 1999 419,000 Total Ownership - Directors 2,237,000* *~21% OwnershipExperienced leaders highly vested with shareholders.     BOARD OF DIRECTORS TENURE & OWNERSHIP  9

    Years Ownership Banking/Market This Team SharesMichael Clarke Chief Executive Officer 30 23 787,000Robert Shoemaker Chief Banking Officer 30 23 419,000Mark Moore President 30 < 1 5,000 Meg Taylor, CPA EVP, Chief Financial Officer 28 4 4,000Dean Hackemer President, Mortgage Division 25 21 276,000Steven Reeder EVP, Chief Deposit Officer 27 1 1,000Cindy Caldwell SVP, Client Services 28 23 65,000Stephanie Ogle EVP, Chief Administrative Officer 34 17 12,000Patricia Fisher SVP, Loan Admin 30 16 50,000Sheila Linton VP, Corp Secretary 23 23 82,000 Total 1,701,000* *~16% OwnershipAn experienced and stable team highly motivated to serve shareholder value.     MANAGEMENT EQUITY MARKET EXPERIENCE & OWNERSHIP  10

BEST BANKING MARKET IN U.S.

ANCX NASDAQ LISTED

SERVING VIBRANT MARKETS

- **Highly Affluent** — 2016 median household income est $110,178 — 198% of national avg
- **Highly Educated** — Most highly educated MSA in USA
- **Growth** — 2010-2016 population growth +10.50% vs. 4.43% nationally
- **Strong Employment Base** — NoVa unemployment rate = 3.4%, MSA = 3.9% vs. 5.0% nationally
- **Virginia is the pro-business engine of the region**
- 6th Banking Center opens Q4 2016 in Alexandria VA
- 7th Banking Center opens late Q4 2016/Q1 2017 in Arlington VA source – SNL, GMU Center for Regional Analysis



Montgomery Village
Gaithersburg
Olney
Ashton
Poolesville
Leesburg
Rossmoor
Cloverly
Fairland
Laurel
Rockville
Aspen Hill
Wheaton-Glenmont
Wheaton
White Oak
Ashburn
Sterling
Potomac
North Bethesda
Great Falls
Bethesda
Silver Spring
Adelphi
Greenbelt
College Park
Chillum
Herndon
Reston
Tysons Corner
McLean
Brookmont
Hyattsville
Palmer Park
Washington
Chantilly
Oakton
Falls Church
Idylwood
Mantua
Jefferson
Coral Hills
Suitland
Sudley Springs
Centreville
Fairfax
Annandale
North Springfield
Lincolnia
Alexandria
Camp Springs
Burke
Springfield
West Springfield
Franconia
Linton Hall
Manassas
Friendly
Clinton
Fort Washington
Newington
Fort Hunt
Lorton

ANCX Banking Centers

Planned Banking Center

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Access National Corporation

 BEST BANKING MARKET: GROWING RELEVANCE  12  Deposit Market Share - Fairfax County, Virginia               Rank  Institution  Offices  Total Deposit Market Share ($000)  Total Market Share (%)  Parent Deposits (%)  1  Wells Fargo & Co. (CA)  36  14,094,415  29.50  1.30  2  Capital One Financial Corp. (VA)  34  8,027,053  16.80  4.10  3  Bank of America Corp. (NC)  29  4,974,921  10.41  0.43  4  BB&T Corp. (NC)  47  4,290,280  8.98  3.02  5  SunTrust Banks Inc. (GA)  30  2,900,220  6.07  1.96  6  United Bankshares Inc. (WV)  16  1,893,419  3.96  37.82  7  Citigroup Inc. (NY)  6  1,873,375  3.92  0.40  8  Cardinal Financial Corp. (VA)  11  1,576,857  3.30  53.32  9  PNC Financial Services Group (PA)  37  1,400,396  2.93  .59  10  Burke & Herbert Bank & Trust (VA)  12  879,726  1.84  39.40  11  Access National Corp. (VA)  3  831,653  1.74  90.04     Total For Institutions In Market  332  47,769,747        Fairfax County VA 2015 Deposits - SNL Financial

ANCX DELIVERS AGAINST STRATEGIC GOALS

ANCX NASDAQ LISTED

Strategic Financial Targets

- ROE 12%+
- ROA 1.20%+
- Tangible Equity/Asset Ratio 8.0% - 10.50%
- 5%+ Basic Earnings Growth
- $100MM/year Loan/Deposit Growth
- 80% Earnings from Core Bank
- Bank-only Efficiency Ratio <60%
- $1.5B Total Assets 3-years



Financial targets to be recast post settlement with MBRG.

13

Access National Corporation

   14  FINANCIAL PERFORMANCE: RETURN ON EQUITY & ASSETS  Target ROA: 1.20% / Average ROA: 1.57%  Target ROE: 12.0% / Average ROE: 15.52%  PTPP = Pre-Tax, Pre-Provision EarningsQ3 2016 data annualized

  People & technology drive deposit growth, 5 offices support the effort. Production leadership possess extensive in-market experience  * Loans Held for Investment Excludes Loans Held for Sale  15  FINANCIAL PERFORMANCE: LOAN/DEPOSIT GROWTH

 Relationships with operating businesses / related professionals drive our business. C&I loans dominate post-recession loan growth.   *Chart reflects loans held for investment only.  FINANCIAL PERFORMANCE: LOAN PROFILE HELD FOR INVESTMENT  16

   Core deposit funding has climbed consistently since the recession due to focus on operating companies Wholesale CDs fluctuate with loans held for sale and securities. See table in supplement..  FINANCIAL PERFORMANCE: DEPOSIT PROFILE  17

    Focus is on quality loans with liquid and reliable markets.Skilled management focuses on profit and risk management.   FEE INCOME STRATEGY: MORTGAGE VOLUME  18  *Q3 2016 data is annualized.

MORTGAGE BANKING: ADEPT AT EXECUTION

ANCX NASDAQ LISTED



Dean Hackemer
Division President

Access National MORTGAGE

- Expert management at evaluating and adapting for risk and opportunity
- Experienced and tenured management
- Best in class operational expertise
- Purchase loans 65% of YTD volume
- Experienced at making tough decisions for long-term success
- Rep/warranty reserve = $1.029 million
- Priority is to manage for measured risk and profit

19
Access National Corporation

FEE INCOME STRATEGY: ACCESS CAPITAL MANAGEMENT

ANCX NASDAQ LISTED

- Emerging line of business for ANCX — 2 components
  - Completes client "Value Proposition" for life cycle
  - Enhances current fee income, mitigates volatility
  - Immaterial P+L now, $655MM assets under management (AUM)
- AIS — Access Investment Services
  - Retail advisor program, FINRA regulated
  - Brokerage services, insurance for smaller accts/needs
  - Business retirement plans — 401(k), a priority focus
- CFA — Capital Fiduciary Advisors
  - Registered investment advisor, SEC regulated
  - Larger accts for individuals and institutions of $2MM+
  - Fee-based asset management

Capital Fiduciary Advisors

MBRG partnership significantly enhances wealth management outlook.

20

Access National Corporation

     C&I focused commercial bank drives core earnings.Fee income provides meaningful up-side.Fee income provides meaningful up-side.  SEGMENT EARNINGS: PRE-TAX CONTRIBUTION  21        *Q3 2016 data is annualized.

    Profitable and steady dividends paid throughout the financial crisis. $0.35 Special Dividend paid Q1 2015 Regular Dividend Q1 2015 = $0.14 / share  FINANCIAL PERFORMANCE: EARNINGS PER SHARE  22  - All EPS are primary  *Q3 2016 data is annualized.

 YEAR OVER YEAR RESULTS: 2016 VS. 2015  23  ($ in thousands, except per share data)  YTD 9/30/16  YTD 9/30/15  Change  Total Assets   $1,362,838  $1,118,229  21.87%  Total Loans Held for Investment  966,545  849,037  13.84%  Total Deposits  1,115,053  931,435  19.71%  Mortgage Originations  429,418  379,752  13.08%  Net Income  13,398  11,501  16.49%  Loan Loss Reserve / Loans HFI   1.52%  1.59%  -4.40%  Efficiency Ratio – Bank Only  50.48%  50.02%  0.92%  Earnings Per Share – Diluted  1.26  1.09  15.60%  Dividends Declared  0.45  0.44  2.27%  Tangible Book Value Per Share  11.26  10.09  11.60%  Net Interest Margin YTD  3.54%  3.69%  -4.07%  Tangible Capital/Total Assets  8.78%  9.50%  -7.58%  Return on Average Assets   1.41%  1.40%  0.71%

STRATEGY OUTLOOK

ANCX NASDAQ LISTED

Steady, Measured Growth

- **Quality and profitability take precedence over growth**
  - Favor quality relationships over "deal flow"
  - Priority focus on operating businesses with core deposits
  - Maintain and diversify fee income through cross selling
  - Avoid commodity sales — non-relationship, price sensitive
- **Favor C&I relationships in outreach efforts**
  - Middle market companies are more willing to leave large banks
  - Integrated SBA, SBIC & ABL products — a competitive advantage
    - Turnkey solutions across the capital structure
    - Strategic Mezz Debt investments with Salem Capital, Salem/Halifax, Farragut Capital Partners and LNC Capital
  - C&I portfolio growth in our target industries remains healthy
- ***IN market partnership of MBRG-ANCX is compelling***
  - *Positive contrast to recent/ pending "consolidator" deals*
  - *Expanded capacity and product offerings enables 1+1=3*

24

Access National Corporation

   The “haves” and “have nots”  Management’s job is to ensure ANCX is a “have” by continued focus on quality clients and sound financial performanceAs market perception/awareness of ANCX as a “have” spreads, new account acquisition acceleratesMega banks are becoming “have nots” in their performance and reputation within our target marketANCX is well positioned to benefit from consolidationStrategic partnership with MBRG illustrates the market opportunityBuying small banks/branches preferred to de novo branchingExit possibility provides upside potential ANCX has a significant opportunity to improve market relevance and drive value/opportunity for its stakeholders  25  STRATEGY

CAPITAL MANAGEMENT STRATEGY

ANCX NASDAQ LISTED

- **Tangible Capital to Asset Ratio target range 8.0% - 10.50%**
  - At Q3 2016 ratio stood at 8.78%, cushion for growth
  - ***Update - Preservation of capital a priority with M&A pending***
  - Special dividends likely when capital exceeds 10.50%
- **Share repurchase program in effect for value buys**
  - Manage dilutive effect of options, keep positive pressure on EPS
  - ***Update - Suspended with M&A pending***
- **Dividend outlook positive — $0.15 recent quarterly dividend rate**
  - ***Increases unlikely with M&A pending, otherwise:***
  - Target Payout — 40-50% of "core" earnings. Q3 2016 payout = 36%
  - Dividend yield: 2.5% +/- attracts, broadens investor base
  - Bias to increase routine dividends when cushion exists
  - Reinvestment/stock purchase plan stimulates retail investor activity

26

Access National Corporation

   Steady book value protects downside risks, YOY Growth 14.6% (Left Axis).   CAREFUL EXECUTION DRIVES BOOK VALUE AND INCOME  27  *Interim Q Dividend Data is Annualized.

Why Invest in ANCX?

ANCX NASDAQ LISTED

BUILDING SHAREHOLDER VALUE

Returns Independent of "Market Value"

$11.26............................Tangible Book Value Q3 2016

$10.09............................Tangible Book Value Q3 2015

$ 1.17............................TBV Increase- YOY

Add:

$ 0.60............................Dividends Paid last 12 months

$ 1.77............................Tangible Value Delivered

17.54%......................YOY Return on Book Value

28

Access National Corporation

 CAPITAL TO LEVERAGE   29    AS OF SEPTEMBER 30, 2016 REGULATORY RATIOS

ANCX NASDAQ LISTED

INVESTING IN ANCX

Investing in a "have" brings better returns

- Business bank 16 years — $1.4B assets — focused plan
- Best banking market in the country
- Invested and stable leadership
- Exceptional financial performance record
- Diversified earnings stream
- Attractive dividend yield, ~ 2.50%
- Consistent growth in Book Value
- Tangible Return on Book Value 17.54% YOY
- Capital available for growth, acquisitions/dividends
- Smart M&A can generate meaningful up-side
  - *Strategic partnership with MBRG announced October 24, 2016*


Benefits
Risks
INVEST
Analysis
Business
Strategy
Success

30
Access National Corporation

      SELECT INVESTOR DETAIL  31

     LOAN PORTFOLIO PROFILE  32                                 September 30, 2016        December 31, 2015                                 (Dollars In Thousands)    Amount    % Total    Amount    % Total                         CRE Owner occupied     $ 238,224     57.74%     $ 219,877     59.84%    CRE Non-owner occupied    174,342    42.26%    147,580    40.16%            100.00%        100.00%                          Commercial real estate — all     $ 412,566     42.68%     $ 367,457     41.40%    Residential real estate    202,605     20.96%     201,447     22.70%    Commercial     264,794     27.40%     242,527     27.33%    Real estate construction     79,621     8.24%     66,003     7.44%    Consumer     6,959     0.72%     10,044     1.13%    Total loans     $ 966,545     100.00%     $ 887,478     100.00%    Less allowance for loan losses     14,696           13,563                $ 951,849           $ 873,915          Highlights                        Commercial loan balances increased 8.9% since December 31, 2015                     Year over year increase in total loans is 13.84%

 CREDIT METRICS: TRENDS  $ In Thousands  YE 2013  YE 2014  YE 2015  YTD 2016  Loans Past Due 30-89 Days  $0  $217  $0  $ 12  Nonperforming Loans (NPLs)  $2,535  $1,622  $7,417  $5,845  Real Estate Owned  $0  $0  $0  $0  Total Nonperforming Assets  $2,535  $1,622  $7,417  $5,845  Net Charge Offs (recoveries)  ($39)  ($263)  ($14)  ($263)  Loan Loss Reserve Period End  $13,136  $13,399  $13,563  $14,696  Provision Expense in Period  $675  $0  $150  $870  Reserve/NPLs  518%  826%  183%  741%  Reserve/Loans HFI  1.91%  1.73%  1.53%  1.52%  NPA/Total Assets  0.30%  0.15%  0.63%  0.43%  NPAs = Nonperforming assets (loans and REO); NPLs = Nonperforming loans, includes TDRs.  33

     DEPOSIT PORTFOLIO PROFILE  34        September 30, 2016       December 31, 2015     (Dollars In Thousands)     Amount  % Total     Amount  % Total  Core Deposits:                    Demand deposits      $ 409,558  42.51      $ 307,797   42.64  Interest-bearing demand deposits      124,856  12.96      127,980   17.73  Savings and money market      265,308  27.54      150,021   20.78  Time deposits      163,744  16.99      136,022   18.85  Total Core Deposits      963,466  100.00      721,820   100.00                       Wholesale Deposits:                    Brokered deposits      68,483   45.18      103,390   53.87  CDARS      83,104  54.82      88,534   46.13  Total Wholesale Deposits      151,587  100.00      191,924   100.00                       Total Deposits      $ 1,115,053          $ 913,744                           Core Deposits defined as direct customer relationships without regard to dollar amount.              Wholesale deposits issued by the Bank on a discretionary basis to rate sensitive institutional accounts.

 VALUABLE DEPOSITOR BASE  Significant Corporate Customer BaseDDAs/Total Deposits: 36.7%DDA + Repo Sweep Balances/Total Deposit + Repo Sweep Balances = 37.6% ($426MM)Average Money Market Acct: $369,215Average NOW Account: $142,220E-deposit Volume/Cash Letter: ~76%Internet Banking Penetration of Core Business Depositors: ~ 72%Transaction acct growth: 9.0% YTD 2016; 8.7% 2015; 7.0% in 2014; 5.9% in 2013; 17.7% in 2012  35  Interim Q data Annualized.

 MORTGAGE CONTRIBUTION: KEY PERFORMANCE MEASURE  36  (Dollars in thousands)

     Holding company and “other” account for the negative difference in consolidation.  ANCX OPERATING PERFORMANCE  37  Pre-Tax Segment Contribution              FY 2005 Forward               Period  Bank  Mortgage  Cons Pre-Tax  Bank    ROAA   ROAE  2005   5,878,000    3,324,000    9,202,000   64%  1.26%  20.63%  2006   10,587,000    2,064,000    12,651,000   84%  1.29%  17.15%  2007   9,379,000    (2,817,000)   6,562,000   143%  0.57%  5.84%  2008   4,543,000    4,295,000    8,838,000   51%  0.76%  8.34%  2009   4,225,000    12,579,000    16,804,000   25%  1.35%  15.04%  2010   8,760,000    4,983,000    13,743,000   64%  0.98%  10.85%  2011   13,972,000    6,358,000    20,330,000   69%  1.50%  14.80%  2012   14,730,000    15,656,000    30,386,000   48%  2.15%  19.68%  2013   17,330,000    4,879,000    22,209,000   78%  1.55%  14.00%  2014   18,889,000   5,043,000   23,932,000  79%  1.45%  14.47%  2015   20,606,000    4,647,000    23,596,000  87%  1.39%  14.83%  YTD 2016   16,282,000    5,698,000    20,661,000  79%  1.41%  15.56%  Totals   $145,181,000    $66,709,000    $208,914,000   73%  1.31%  14.27%

CONTACTS

ANCX NASDAQ LISTED

Visitors are welcome!

Michael W. Clarke
President and CEO, Access National Corporation
CEO, Access National Bank
mclarke@AccessNationalBank.com

Robert C. Shoemaker
Chief Banking Officer
bshoemaker@AccessNationalBank.com

Mark D. Moore
President, Access National Bank
mmoore@AccessNationalBank.com

Meg M. Taylor, CPA
EVP, CFO
megtaylor@AccessNationalBank.com

Dean F. Hackemer
Mortgage Division President
dhackemer@AccessNational.com

Sheila M. Linton
VP, Corporate Secretary
Investor Relations
slinton@AccessNationalBank.com

1800 Robert Fulton Drive, Reston, Virginia 20191 | 703-871-2100 | AccessNationalBank.com

38

Access National Corporation